Exhibit 99.1

Repligen Corporation 41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453

Repligen Reports First Quarter 2021 Financial Results

and Updates Full Year 2021 Financial Guidance

-	Reported revenue was $142.8 million for the quarter, representing year-over-year growth of 88% and organic growth of 69%

-	Growth driven by combination of COVID-related demand, base business strength and acquisition revenue

WALTHAM, Mass. – May 4, 2021 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its first quarter ended March 31, 2021. Provided in this press release are financial highlights for the quarter, updates to our financial guidance for the year 2021, and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “I am extremely proud of the way our team executed here in the first quarter. With unprecedented demand driven by strong COVID tailwinds, our whole team pivoted to deliver an impressive quarter with 88% growth and 69% organic. COVID revenue contribution ticked up to 25% of revenues in the first quarter and equally impressive was the performance of our non-COVID base business which was up 31% year-on-year. This is an endorsement of the differentiation we have in the marketplace with our technologies and the focus and execution of our global team. With accelerating orders, new product launches, planned new capacity and impressive growth across all four franchises, we are confident about the full year outlook for the Company and are updating our financial guidance to reflect our expectations for operating margin expansion and for organic revenue growth in the range of 42%-49%.”

First Quarter 2021 Highlights

•	Revenue increased by 88% year-over-year as reported and 69% organically, to $142.8 million

o COVID contributed 46 points, or 53% of revenue growth

o Base business (excluding COVID) contributed 27 points, or 31% of revenue growth

o Acquisitions made in 2020 contributed 14 points, or 16% of revenue growth

•	GAAP operating margin was 25.5%, an increase of 980 bps

•	Adjusted (non-GAAP) operating margin was 32.0%, an increase of 790 bps

•	GAAP fully diluted EPS was $0.52 compared to $0.18 for the first quarter of 2020

•	Adjusted (non-GAAP) fully diluted EPS increased to $0.68 compared to $0.32 for the first quarter of 2020

Financial Details for the First Quarter 2021

REVENUE

•

Total revenue for the first quarter of 2021 increased to $142.8 million compared to $76.1 million for the first quarter of 2020, a year-over-year gain of 88% as reported and 83% at constant currency, with organic growth of 69%.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the first quarter of 2021 was $83.1 million, a year-over-year increase of $39.0 million. Adjusted gross profit (non-GAAP) for the first quarter of 2021 was $84.8 million, a year-over-year increase of $40.3 million, or 90%.

•

Gross margin (GAAP) for the first quarter of 2021 was 58.2%, compared to 58.0% for the first quarter of 2020. Adjusted gross margin (non-GAAP) for the first quarter was 59.3%, compared to 58.5% in the 2020 period.

OPERATING INCOME

•

Operating income (GAAP) for the first quarter of 2021 was $36.4 million, a year-over-year increase of $24.5 million. Adjusted operating income (non-GAAP) for the first quarter of 2021 was $45.7 million, a year-over-year increase of $27.4 million or 149%.

•

Operating margin (GAAP) was 25.5% for the first quarter of 2021, compared to 15.6% for the first quarter of 2020. Adjusted operating margin (non-GAAP) for the first quarter was 32.0%, compared to 24.1% in the 2020 period.

NET INCOME

•	Net income (GAAP) for the first quarter of 2021 was $29.5 million compared to $9.8 million for the first quarter of 2020.

•	Adjusted net income (non-GAAP) for the first quarter of 2021 was $38.8 million, a year-over-year increase of $22.0 million or 131%.

EARNINGS PER SHARE

•	Earnings per share (GAAP) for the first quarter of 2021 were $0.52 on a fully diluted basis, compared to $0.18 for the first quarter of 2020.

•	Adjusted EPS (non-GAAP) for the first quarter of 2021 increased to $0.68 on a fully diluted basis, compared to $0.32 for the 2020 period.

EBITDA

•	EBITDA, a non-GAAP financial measure, for the first quarter of 2021 was $44.6 million compared to $18.7 million for the first quarter of 2020.

•	Adjusted EBITDA for the first quarter of 2021 was $48.8 million, a year-over-year increase of $27.5 million or 130%.

CASH

•	Our cash and cash equivalents at March 31, 2021 were $711.3 million, compared to $717.3 million at December 31, 2020.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2021

Our financial guidance for the fiscal year 2021 is based on expectations for our existing business and includes the financial impact of our 2020 acquisitions of ARTeSYN Biosolutions Holdings Ireland Limited (which closed on December 3, 2020), Non-Metallic Solutions, Inc. (which closed on October 20, 2020 ) and Engineered Molding Technologies LLC (which closed on July 13, 2020). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2021 GUIDANCE:

•

Total revenue is expected to be in the range of $565-$590 million, an increase from our previous guidance of $500-$525 million. We expect overall revenue growth of 54%-61% and 52%-59% at constant currency. Organic growth is expected to be in the range of 42%-49%, an increase from our previous guidance of 26%-33%.

•

Revenue from COVID-related programs is expected to be in the range of $140-$160 million, an increase from our previous guidance of $90-$100 million. This represents incremental COVID-related revenue of $94-$114 million compared to 2020, representing 26-31 points of overall revenue growth.

•	Our expectations for incremental revenue related to acquisitions made in 2020 is unchanged, in the range of $37-$40 million and representing 10-11 points of overall revenue growth.

•	Gross margin is expected to be 57%-58% on both a GAAP and non-GAAP basis.

•

Income from operations is expected to be in the range of $127-$133 million on a GAAP basis, an increase from our previous guidance of $103-$109 million. Adjusted (non-GAAP) income from operations is expected to be in the range of $156-$162 million, an increase from our previous guidance of $134-$140 million.

•

Net income is expected to be in the range of $95-$99 million on a GAAP basis, an increase from our previous guidance of $74-$79 million. Adjusted (non-GAAP) net income is expected to be in the range of $126-$130 million, an increase from our previous guidance of $106-$111 million. Our current guidance reflects a tax rate of 19% on adjusted pre-tax income.

•

Fully diluted GAAP EPS is expected to be in the range of $1.67-$1.74, an increase from our previous guidance of $1.30-$1.38. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $2.21-$2.28, an increase from our previous guidance of $1.86-$1.94.

Our non-GAAP guidance for the fiscal year 2021 excludes the following items:

•

$6.5 million estimated acquisition and integration expenses; $0.3 million in cost of product revenue, $1.1 million in research and development (R&D) and $5.1 million in selling, general and administrative expenses (SG&A).

•	$20.7 million estimated intangible amortization expense in SG&A.

•	Expected inventory step-up charges of $1.8 million related to 2020 acquisitions.

•	$11.1 million of non-cash interest expense (Other income (expense)) related to our convertible debt notes.

Our non-GAAP guidance for the fiscal year 2021 includes:

•	An income tax increase of $9.3 million, representing the tax impact of acquisition and integration costs, inventory step-up changes, intangible amortization and non-cash interest.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, May 4, 2021, at 8:30 a.m. EST, to discuss first quarter financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10155233.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted earnings per diluted share (EPS), adjusted cost of sales, adjusted R&D expense, adjusted SG&A, adjusted income tax expense and adjusted income tax rate. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs, inventory step-up charges and intangible amortization costs related to the Company’s acquisitions, as well as non-cash interest expenses and loss on conversion of debt related to the Company’s convertible debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. Our primary customers are biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Jersey and New York), and outside of the U.S. we have sites in Estonia, Germany, Ireland, the Netherlands and Sweden.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of the Engineered Molding Technology, Non-Metallic Solutions and ARTeSYN Biosolutions businesses, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, our financing plans, and the projected impact of, and response to, the COVID-19 coronavirus pandemic on our business and on the U.S. and global economies constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated,” “planned,” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to integrate the Engineered Molding Technology, Non-Metallic Solutions and ARTeSYN Biosolutions businesses successfully into our business and achieve the expected benefits of the acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2020 and the most recently filed Quarterly Report on Form-10-Q on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and is based on only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Product revenue	$142,737	$76,060
Royalty and other revenue	100	30

Total revenue	142,837	76,090
Costs and expenses:
Cost of product revenue	59,747	31,982
Research and development	7,612	4,702
Selling, general and administrative	39,095	27,500

	106,454	64,184

Income from operations	36,383	11,906
Investment income	52	1,364
Interest expense	(3,106)	(2,976)
Other (expenses) income, net	(224)	382

Income before income taxes	33,105	10,676
Income tax provision	3,655	861

Net income	$29,450	$9,815

Earnings per share:
Basic	$0.54	$0.19

Diluted	$0.52	$0.18

Weighted average shares outstanding:
Basic	54,805,051	52,138,673

Diluted	56,868,793	53,108,847

Balance Sheet Data:	March 31, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$711,318	$717,292
Working capital	613,007	583,426
Total assets	1,927,327	1,902,887
Long-term obligations	57,783	54,781
Accumulated earnings	95,219	65,769
Stockholders’ equity	1,556,216	1,529,150

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP INCOME FROM OPERATIONS	$36,383	$11,906
ADJUSTMENTS TO INCOME FROM OPERATIONS:
Inventory step-up charges	1,598	—
Acquisition and integration costs	2,551	2,553
Intangible amortization	5,162	3,878

ADJUSTED INCOME FROM OPERATIONS	$45,694	$18,337

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP NET INCOME	$29,450	$9,815
ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	1,598	—
Acquisition and integration costs	2,551	2,553
Intangible amortization	5,162	3,878
Loss on conversion of debt	1	—
Non-cash interest expense	2,828	2,691
Tax effect of non-GAAP charges	(2,822)	(2,177)

ADJUSTED NET INCOME	$38,768	$16,760

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP NET INCOME PER SHARE—DILUTED	$0.52	$0.18
ADJUSTMENTS TO NET INCOME PER SHARE—DILUTED:
Inventory step-up charges	0.03	—
Acquisition and integration costs	0.04	0.05
Intangible amortization	0.09	0.07
Loss on conversion of debt	—	—
Non-cash interest expense	0.05	0.05
Tax effect of non-GAAP charges	(0.05)	(0.04)

ADJUSTED NET INCOME PER SHARE—DILUTED	$0.68	$0.32

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP NET INCOME	$29,450	$9,815
ADJUSTMENTS:
Investment Income	(52)	(1,364)
Interest Expense	3,106	2,976
Tax Provision	3,655	861
Depreciation	3,255	2,485
Amortization(1)	5,189	3,905

EBITDA	44,603	18,678
OTHER ADJUSTMENTS:
Inventory step-up charges	1,598	—
Acquisition and integration costs	2,551	2,553
Loss on conversion of debt	1	—

ADJUSTED EBITDA	$48,753	$21,231

(1)	Includes amortization of milestone payments in accordance with GAAP of $27 for each period presented.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP COST OF SALES	$59,747	$31,982
ADJUSTMENT TO COST OF SALES:
Inventory step-up charges	(1,598)	—
Acquisition and integration costs	(81)	(280)
Intangible amortization	—	(127)

ADJUSTED COST OF SALES	$58,068	$31,575

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP R&D	$7,612	$4,702
ADJUSTMENT TO R&D:
Acquisition and integration costs	(220)	(282)

ADJUSTED R&D	$7,392	$4,420

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP SG&A EXPENSE	$39,095	$27,500
ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(2,250)	(1,990)
Intangible amortization	(5,162)	(3,751)

ADJUSTED SG&A EXPENSE	$31,683	$21,759

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME	$95,000	$99,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	6,517	6,517
Inventory Step-Up Costs	1,798	1,798
Anticipated pre-tax amortization of acquisition-related intangible assets	20,651	20,651
Non-cash interest expense	11,097	11,097
Loss on conversion of debt	1	1
Tax effect of intangible amortization and integration	(9,315)	(9,315)
Guidance rounding adjustment	251	251

GUIDANCE ON ADJUSTED NET INCOME	$126,000	$130,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE—DILUTED	$1.67	$1.74
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE—DILUTED:	.
Acquisition and integration costs	$0.11	$0.11
Inventory Step-Up Costs	$0.03	$0.03
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.36	$0.36
Non-cash interest expense	$0.19	$0.19
Loss on conversion of debt	$0.00	$0.00
Tax effect of intangible amortization and integration	($0.16)	($0.16)
Guidance rounding adjustment	$0.00	$0.00

GUIDANCE ON ADJUSTED NET INCOME PER SHARE—DILUTED	$2.21	$2.28

Totals may not add due to rounding.

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